Exhibit 99.1

For Additional Information:

Bryan Giglia

Senior Vice President – Corporate Finance

Sunstone Hotel Investors, Inc.

(949) 369-4236

SUNSTONE HOTEL INVESTORS PROVIDES BUSINESS UPDATE

RevPAR Expected to Increase Approximately 6.5% in Second Quarter 2010 vs. Second Quarter 2009

Reacquires 347-room Renaissance Westchester

SAN CLEMENTE, CA – July 1, 2010 – Sunstone Hotel Investors, Inc. (the “Company”) (NYSE: SHO) today provided preliminary results for the second quarter ended June 30, 2010.

Operations Updates

The financial information contained herein for the fiscal quarter ended June 30, 2010 reflects the Company’s preliminary expectations and is subject to customary adjustments that may arise during the completion of the financial statement closing process. Such adjustments could result in changes to these preliminary results. All RevPAR and hotel financial information presented reflect the Company’s 30 hotel portfolio, which includes the Renaissance Westchester only for the period from June 14, 2010 through the Marriott second quarter ended June 18, 2010, and which excludes eight hotels that are in the process of being deeded back to a lender pursuant to the Company’s previously disclosed secured debt restructuring program.

While the Company has not finalized its quarterly financial statement closing process, it currently expects to report the following for the fiscal quarter ended June 30, 2010:

•	Total RevPAR is expected to increase approximately 6.5% from second quarter 2009.

•	Adjusted EBITDA is expected to be approximately $37.7 million to $39.7 million.

•	Adjusted FFO per share is expected to be approximately $0.16 to $0.18.

•	Net income available or loss attributable to common stockholders is expected to be approximately $(1.3 million) (loss) to $0.7 million (income).

Art Buser, President and Chief Executive Officer, stated, “We see demand improvements, particularly in our key gateway markets, due primarily to increased business travel. Higher demand is allowing our operators to improve pricing in select markets. Our focus on achieving permanent efficiencies during the 2009 downturn has led to solid margin performance in 2010. With our strong balance sheet and exceptional liquidity, we are well positioned to drive future growth by investing in quality hotels. We will continue to carefully pick our spots and will not rush to acquire assets.”

Finance Updates

Renaissance Westchester – On June 14, 2010, the Company reacquired the 347-room Renaissance Westchester for approximately $24.8 million, after adjusting for the retention of the FF&E reserves associated with the hotel. As a result, the Company extinguished the hotel’s $29.2 million mortgage and regained full ownership of the hotel, which was previously transferred into a receivership in preparation for an elective deed-back of the hotel in satisfaction of its mortgage. The net price equates to approximately $71,000 per key. The hotel is fee simple and includes approximately 28 acres of land and improvements. As a result of this reacquisition, the Company now owns 11 unencumbered hotels.

Hilton Times Square Mortgage Debt – The Company previously announced its intention to prepay the $81.0 million mortgage secured by its Hilton Times Square during the second or third quarter of 2010. However, in light of improving secured debt markets and the Company’s desire to maintain flexibility in its level of indebtedness, the Company is currently evaluating opportunities to refinance this loan at maturity in December 2010, rather than use excess cash to repay the loan in full.

Ken Cruse, Chief Financial Officer, stated, “We are pleased to report the successful resolution of the Renaissance Westchester mortgage restructuring effort. The upper-upscale hotel meets our target investment criteria in terms of location and asset quality, and at a price less than 13x projected 2010 EBITDA, the reacquisition will be immediately additive to the Company.”

Business Update Call

The Company will hold a conference call on Thursday, July 1, 2010 at 12:00 p.m. EDT (9:00 a.m. PDT) to update stockholders on its preliminary second quarter results. A live webcast of the call will be available via the Investor Relations section of the Sunstone Hotel Investors website at www.sunstonehotels.com. A replay of the webcast will also be archived on the website. Alternatively, investors may dial 1-877-941-2927 (for domestic callers) or 1-480-629-9724 (for international callers) with passcode #4321674 to listen to the live call.

Second Quarter Earnings Call

The Company will release final second quarter results prior to market open on August 6, 2010 and will host a conference call to discuss second quarter results on Friday, August 6, 2010, at 12:00 p.m. EDT (9:00 a.m. PDT). A live web cast of the call will be available via the Investor Relations section of the Company’s website. Alternatively, investors may dial 1-866-225-8754 (for domestic callers) or 1-480-629-9692 (for international callers) with passcode #4323202. A replay of the web cast will also be archived on the website.

About Sunstone Hotel Investors, Inc.

Sunstone Hotel Investors, Inc. (“Sunstone”) is a lodging real estate investment trust (“REIT”) that, as of the date hereof, owns 38 hotels comprised of 13,247 rooms and, upon completion of certain previously announced deed-back transactions, will own 30 hotels comprised of 11,313 rooms. Sunstone’s hotels are primarily in the upper upscale segment and are generally operated under nationally recognized brands, such as Marriott, Fairmont, Hilton, Hyatt and Starwood. For further information, please visit Sunstone’s website.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: volatility in the debt or equity markets affecting our ability to acquire or sell hotel assets; national and local economic and business conditions, including the likelihood of a prolonged U.S. recession; the ability to maintain sufficient liquidity and our access to capital markets; potential terrorist attacks, which would affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt and equity agreements; relationships with property managers and franchisors; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations, which influence or determine wages, prices, construction procedures and costs; our ability to identify, successfully compete for and complete acquisitions; the performance of hotels after they are acquired; necessary capital expenditures and our ability to fund them and complete them with minimum disruption; our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes; and other risks and uncertainties associated with our business described in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All forward-looking information in this release is as of July 1, 2010, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

Non-GAAP Financial Measures

We present the following non-GAAP financial measures that we believe are useful to investors as key measures of our operating performance: (1) Earnings Before Interest Expense, Taxes, Depreciation and Amortization, or EBITDA; (2) Adjusted EBITDA (as defined below); (3) Funds From Operations, or FFO; (4) Adjusted FFO (as defined below); and (5) Adjusted Pro Forma Hotel EBITDA and Pro Forma Hotel EBITDA Margin for the purpose of our operating margins.

EBITDA represents income available (loss attributable) to common stockholders excluding: (1) preferred stock dividends; (2) interest expense (including prepayment penalties, if any); (3) provision for income taxes, including income taxes applicable to sale of assets; and (4) depreciation and amortization. In addition, we have presented Adjusted EBITDA, which excludes: (1) amortization of deferred stock compensation; (2) the impact of any gain or loss from asset sales; (3) impairment charges; and (4) other adjustments we have identified in this release. We believe EBITDA and Adjusted EBITDA are useful to investors in evaluating our operating performance because these measures help investors evaluate and compare the results of our operations from period to period by removing the impact of our capital structure (primarily interest expense and preferred stock dividends) and our asset base (primarily depreciation and amortization) from our operating results. We also use EBITDA and Adjusted EBITDA as measures in determining the value of hotel acquisitions and dispositions. Reconciliations of income available (loss attributable) to common stockholders to EBITDA and Adjusted EBITDA are set forth on page 5.

We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group. The Board of Governors of NAREIT in its March 1995 White Paper (as clarified in November 1999 and April 2002) defines FFO to mean income available (loss attributable) to common stockholders (computed in accordance with GAAP), excluding gains and losses from sales of property, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), and after adjustment for unconsolidated partnerships and joint ventures. We also present Adjusted FFO, which excludes prepayment penalties, written-off deferred financing costs, impairment losses and other adjustments we have identified in this release. We believe that the presentation of FFO and Adjusted FFO provide useful information to investors regarding our operating performance because they are measures of our operations without regard to specified non-cash items such as real estate depreciation and amortization, gain or loss on sale of assets and certain other items which we believe are not indicative of the performance of our underlying hotel properties. We believe that these items are more representative of our asset base and our acquisition and disposition activities than our ongoing operations. We also use FFO as one measure in determining our results after taking into account the impact of our capital structure. Reconciliations of income available (loss attributable) to common stockholders to FFO and Adjusted FFO are set forth on page 5.

We caution investors that amounts presented in accordance with our definitions of EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted Pro Forma Hotel EBITDA and Pro Forma Hotel EBITDA Margin may not be comparable to similar measures disclosed by other companies, because not all companies calculate these non-GAAP measures in the same manner. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted Pro Forma Hotel EBITDA and Pro Forma Hotel EBITDA Margin should not be considered as an alternative measure of our net income (loss), operating performance, cash flow or liquidity. EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted Pro Forma Hotel EBITDA and Pro Forma Hotel EBITDA Margin may include funds that may not be available for our discretionary use due to functional requirements to conserve funds for capital expenditures and property acquisitions and other commitments and uncertainties. Although we believe that EBITDA, Adjusted EBITDA, FFO, Adjusted FFO, Adjusted Pro Forma Hotel EBITDA and Pro Forma Hotel EBITDA Margin can enhance an investor’s understanding of our results of operations, these non-GAAP financial measures, when viewed individually, are not necessarily a better indicator of any trend as compared to GAAP measures such as net income (loss) or cash flow from operations. In addition, you should be aware that adverse economic and market conditions may harm our cash flow.

***Tables to Follow***

The following tables include the Company’s 30 Hotel Portfolio:

Operating Statistics:				Available Rooms:		Total Revenue Seasonality:
	Occupancy %	ADR	RevPAR			(dollars in thousands)
2007:				2007:		2007:
Q1	71.5%	$157.55	$112.65	Q1	982,871	Q1	$164,933	21.4%
Q2	79.1%	$166.63	$131.80	Q2	989,179	Q2	191,600	24.8%
Q3	81.4%	$162.56	$132.32	Q3	996,312	Q3	189,612	24.6%
Q4	72.9%	$174.02	$126.86	Q4	1,153,704	Q4	225,374	29.2%

FY 2007	76.1%	$165.52	$125.96	FY 2007	4,122,066	FY 2007	$771,519	100.0%

2008:				2008:		2008:
Q1	71.4%	$165.51	$118.17	Q1	989,419	Q1	$174,701	22.7%
Q2	79.8%	$173.03	$138.08	Q2	990,129	Q2	200,608	26.1%
Q3	79.8%	$164.67	$131.41	Q3	995,544	Q3	187,747	24.4%
Q4	67.3%	$167.29	$112.59	Q4	1,192,314	Q4	206,476	26.8%

FY 2008	74.2%	$167.68	$124.42	FY 2008	4,167,406	FY 2008	$769,532	100.0%

2009:				2009:		2009:
Q1	65.2%	$154.33	$100.62	Q1	984,168	Q1	$149,657	24.0%
Q2	70.5%	$148.69	$104.83	Q2	990,080	Q2	154,850	24.9%
Q3	74.5%	$140.37	$104.58	Q3	995,796	Q3	148,896	23.9%
Q4	66.2%	$146.44	$96.94	Q4	1,153,296	Q4	169,103	27.2%

FY 2009	69.0%	$147.19	$101.56	FY 2009	4,123,340	FY 2009	$622,506	100.0%

The following table provides a 2010 EBITDA reconciliation for the Renaissance Westchester

Renaissance Westchester

(in thousands)

Full Year 2010 Forecast
Total Revenue	$18,071

Net Income	$808
Plus: Depreciation	1,104

Adjusted Hotel EBITDA	$1,912

Sunstone Hotel Investors, Inc.

Preliminary Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to Non-GAAP Financial Measures

(Unaudited and in thousands except per share amounts)

Preliminary Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to EBITDA and Adjusted EBITDA

	Three Months Ended June 30, 2010
	Low Pro Forma	High Pro Forma
Income available (loss attributable) to common stockholders (1)	$(1,300)	$700
Series A and C preferred stock dividends	5,200	5,200
Operations held for investment:
Depreciation and amortization	23,500	23,500
Interest expense	16,000	16,000
Amortization of deferred financing fees	300	300
Non-cash interest related to discount on Senior Notes	200	200

EBITDA	43,900	45,900

Amortization of deferred stock compensation - operations held for investment	700	700
Gain on extinguishment of debt	(6,900)	(6,900)

	(6,200)	(6,200)

Adjusted EBITDA	$37,700	$39,700

Preliminary Pro Forma Reconciliation of Income Available (Loss Attributable) to Common Stockholders to FFO and Adjusted FFO

Income available (loss attributable) to common stockholders (1)	$(1,300)	$700
Real estate depreciation and amortization - operations held for investment	23,400	23,400

FFO available to common stockholders	22,100	24,100

Gain on extinguishment of debt	(6,900)	(6,900)

	(6,900)	(6,900)

Adjusted FFO available to common stockholders	$15,200	$17,200

FFO available to common stockholders per diluted share	$0.23	$0.25

Adjusted FFO available to common stockholders per diluted share	$0.16	$0.18

Diluted weighted average shares outstanding (2)	97,600	97,600

(1)	Preliminary pro forma includes the 30 hotels held for investment by the Company at June 30, 2010.
(2)	Diluted weighted average shares outstanding includes the Series C convertible preferred stock on a “non-converted” basis since such treatment is dilutive.